UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 22, 2019 (August 20, 2019)

LIBERATED SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55177	27-4715504
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

17701 E 36th Street CTS, Independence, MO	64055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 610-3817

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Stock Redemption Agreement

Effective August 20, 2019, Liberated Solutions, Inc. (the “Company”), and Brian Conway, a director and the Chief Executive Officer of the Company, entered into a Stock Redemption Agreement (the “Stock Redemption Agreement”). Prior to entry into the Stock Redemption Agreement, Mr. Conway was the owner of a number of Series A Preferred Stock, par value $0.001 per share, of the Company (the “Series A Stock”). The number of Series A Stock held by Mr. Conway is unclear, as the books and records of the Company indicate that Mr. Conway held 10,000,000 shares of Series A Stock but the Certificate of Designations for the Series A Stock provides that only 1,000,000 shares of Series A Stock are designated. Nonetheless, Mr. Conway held all issued and outstanding shares of the Series A Stock, and therefore his holdings represented 100% of the Company’s outstanding shares of Series A Stock. Pursuant to Securities and Exchange Commission (the “SEC”) rules, Mr. Conway was deemed to be a “related person” due to his status as a significant stockholder and as a director and officer of the Company. Pursuant to the terms of the Stock Redemption Agreement, the parties agreed that the Company would redeem all shares of Series A Stock owned by Mr. Conway (the “Stock Redemption”). In exchange for the Stock Redemption, the parties agreed that the Company would pay Mr. Conway $1,000 in cash in consideration for the acquisition of the Series A Stock. In addition, as previously disclosed by the Company on the Form 8-K filed by the Company on August 20, 2019, the Company previously designated a new class of preferred stock termed the Series X Convertible Preferred Stock, par value $0.001, of the Company (the “Series X Stock”) and issued and sold to Mr. Conway one million (1,000,000) shares of the Series X Stock for a total cash purchase price of $1,000.00, as additional consideration under the Stock Redemption Agreement. The Stock Redemption closed in accordance with the terms in the Stock Redemption Agreement on August 20, 2019. Following effectiveness of the Stock Redemption and the transactions set forth above, Mr. Conway no longer beneficially owns any shares of the Company’s Series A Stock.

The foregoing description of the Stock Redemption Agreement is not a complete description of all of the parties’ rights and obligations under the Stock Redemption Agreement, and is qualified in its entirety by reference to the Stock Redemption Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Share Exchange Agreement

On August 22, 2019 (the “Effective Date”), the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Clifford Rhee, a shareholder of Ngen Technologies USA Corp, a Texas corporation (“Ngen”), Edward Carter, a shareholder of Ngen, Peter Zimeri, a shareholder of Ngen, and Mr. Conway, pursuant to which Ngen will become a wholly owned subsidiary of the Company. Mr. Rhee, Mr. Carter and Mr. Zimeri are referred to herein collectively as the “Shareholders” and each individually as a “Shareholder.”

Prior to the execution of the Exchange Agreement, Mr. Conway had sold 500,000 shares of the Series X Stock he acquired to Broken Circuit Technologies, Inc. an affiliated entity of the Shareholders (“Broken Circuit”), for a purchase price of $50,000, pursuant to an agreement between Broken Circuit and Mr. Conway (the “Purchase Agreement”), as disclosed in the Schedule 14f-1 filed by the Company on August 21, 2019. Pursuant to the terms of the Purchase Agreement, Broken Circuit is expected to acquire another 250,000 shares of Series X Stock from Mr. Conway prior to the closing of the transactions under the Exchange Agreement, for an additional purchase price of $25,000, which will result in Mr. Conway having beneficial ownership of $250,000 shares of Series X Stock.

Among other conditions to the closing of the transactions contemplated by the Exchange Agreement (the “Closing”), the Exchange Agreement requires that the Company redeem from Mr. Conway the 250,000 shares of Series X Stock held by Mr. Conway as of the Closing, in return for (i) the cash payment to Mr. Conway of the sum of $25,000, which will be paid immediately following the contribution of such amount to the Company by Ngen as described below, and (ii) the issuance to Mr. Conway of a number of shares of common stock, par value $0.001 per share, of the Company (the “Liberated Common Stock”), constituting 2% of the issued and outstanding shares of Liberated Common Stock as of the date of the date of the closing of the transactions contemplated by the Exchange Agreement.

Pursuant to the terms of the Exchange Agreement, on the Closing, the Company will acquire from the Shareholders and the Shareholders agreed to sell and transfer to the Company, all of the common stock, no par value per share, of Ngen (the “Ngen Common Stock”) in exchange for the issuance to the Shareholders of 250,000 shares of Series X Stock of the Company, to be apportioned (i) 123,750 shares to Mr. Rhee; (ii) 123,750 shares to Mr. Carter and (iii) 2,500 shares to Mr. Zimeri.

The Exchange Agreement may be terminated:

●	By mutual written consent of the parties,

●	By any of the parties if there is in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting consummation of the transactions pursuant to the Exchange Agreement,

●	By the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of any of the Shareholders or Mr. Conway and such breach has not been cured within 10 days after notice of breach,

●	By the Shareholders jointly if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company or Mr. Conway and such breach has not been cured within 10 days after notice of breach,

●	By Mr. Conway if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company or the Shareholders and such breach has not been cured within 10 days after notice of breach,

●	by the Shareholders in the event that a Material Adverse Effect (as defined in the Exchange Agreement) with respect to the Company has occurred prior to the Closing;

●	by the Shareholders at any time in the event that the Shareholders’ due diligence review of the Company is unsatisfactory to the Shareholders for any reason in their sole discretion;

●	by either the Shareholders acting jointly, or Mr. Conway in the event that the transactions as set forth in the Purchase Agreement have not closed in accordance with their terms by August 31, 2019; or

●	by any of (1) the Shareholders acting jointly, (2) the Company or (3) and Mr. Conway, if the Closing has not occurred by October 31, 2019, provided, however, that the right to terminate this Agreement under this provision is not available to a party who caused such failure.

If the Exchange Agreement is validly terminated by a party as a result of a default by another party, the defaulting party is obligated to pay to the other parties such other parties’ respective reasonable out of pocket costs incurred with respect to the transactions contemplated in the Exchange Agreement.

The Exchange Agreement includes customary representations, warranties and covenants by the respective parties, and the Company has agreed to a customary “no-shop” provision while the Exchange Agreement is in effect. Consummation of the transactions contemplated under the Exchange Agreement is not subject to a financing condition.

Subject to the conditions set forth in the Exchange Agreement, the Company currently expects that the Closing will occur prior to October 31, 2019.

The foregoing description of the Exchange Agreement is not a complete description of all of the parties’ rights and obligations under the Exchange Agreement, and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 with respect to the issuance of the Series X Stock is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2019, the Company filed a Certificate of Withdrawal of Certificate of Designations (the “Series A Certificate”) for the Company’s Series A Stock, pursuant to which the Series A Stock was cancelled.

On August 21, 2019, the Company filed a Certificate of Withdrawal of Certificate of Designations (the “Series B Certificate”) for the Company’s Series B Preferred Stock, par value $0.001 (“Series B Stock”) pursuant to which the Series B Stock was cancelled.

The foregoing description of the Series A Certificate and the Series B Certificate is qualified in its entirety by reference to the Series A Certificate and Series B Certificate, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Withdrawal of Certificate of Designations for Series A Preferred Stock.
3.2	Certificate of Withdrawal of Certificate of Designations for Series B Preferred Stock.
10.1	Stock Redemption Agreement, dated August 20, 2019 between Liberated Solutions, Inc and Brian Conway.
10.2	Exchange Agreement, dated August 21, 2019 by and between Liberated Solutions, Inc., Clifford Rhee, Edward Carter, Peter Zimeri and Brian Conway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberated Solutions, Inc.

Date: August 22, 2019	By:	/s/ Brian Conway
	Name:	Brian Conway
	Title:	President, Director, CEO and CFO